Exhibit 99.1

Constar International Inc. One Crown Way Philadelphia, PA 19154-4599 Main Phone: (215) 552-3700

Frank Gregory Panman Lane Holtby York North Yorkshire YO195UA United Kingdom

WITHOUT PREJUDICE SUBJECT TO CONTRACT

7, August 2007

Dear Frank;

Termination Arrangements

Following our recent discussions I set out below the terms which have been agreed between you and Constar International Inc (“the Company”) in connection with the termination of your employment.

1	Termination of employment

1.1	Your employment will terminate on 6 September 2007 (“the Termination Date”). It is agreed and acknowledged that you ceased to be a Director and Officer of any company in the Group with effect from 19 July 2007, other than in respect of the Company’s Turkish joint venture company from which resignation will be effective from the Termination Date or such earlier date as the Company may require.

1.2	Until the Termination Date the parties will comply with the terms of your employment whether express or implied (except as expressly varied by this compromise agreement) and your employment will not be terminated by either party other than in circumstances justifying its lawful termination without notice. You may not, therefore, for example, perform any work for a third party without the prior written consent of the President and CEO of the Company. So long as you comply with the terms of this paragraph, you will continue to receive your salary and other contractual benefits, as amended by this compromise agreement. If your employment is lawfully terminated by the Company then you will cease to have any entitlement under this compromise agreement to any payment or benefits.

1.3	The Company will reimburse you in respect of any expenses properly incurred in accordance with its expenses policy prior to the Termination Date strictly subject to receipt of appropriate evidence of such expenditure within 14 days of the Termination Date.

1.4	The Company shall:

1.4.1	transfer to you your mobile telephone and its associated number on or as soon as reasonably practicable after the Termination Date, it being agreed that you are responsible for, and hereby indemnify the Company in respect of, all rental and call costs incurred after the Termination Date;

1.4.2	permit you to retain your company car and to maintain your current BUPA cover (subject to the rules of the relevant scheme from time to time) until the earlier of the date falling 6 months after the Termination Date and, in respect of each such relevant item, the date on which you commence employment enjoying such benefit, it being agreed that:

1.4.2.1	you shall inform the Company forthwith on accepting a new position enjoying either or both the benefits referred to in this clause; and

1.4.2.2	you shall return the company car to the Company as soon as you cease to be entitled to it pursuant to this agreement in good condition (fair wear and tear excepted) and shall keep the car in good condition and shall observe all applicable conditions of its insurance; and

1.4.2.3	with effect from the Termination Date the Company shall only be responsible for insurance costs relating to the car and you shall be responsible for all fuel and oil costs.

1.5	Save as specified in this agreement you are not eligible for any further bonus, commission, restricted stock awards or payments, stock option awards or payments or other payments or benefits from the Company or any Group Company except as provided:

1.5.1	pursuant to the Restricted Stock Award letters dated 4 August 2003 and 4 August 2004. For the avoidance of doubt, you shall be entitled to a prorated award in respect of each of these letters, calculated by reference to the number of days you have been employed, as at the Termination Date, relative to the maximum five year award provided for in the above letters, less the number of shares you have already received pursuant to those schemes; and

1.5.2	pursuant to the rules of the 2004 Executive Incentive Plan and 2006 Executive Incentive Plan.

2	Termination payments

2.1	Subject to and strictly conditional upon compliance with your obligations under this agreement, the Company shall pay to you:

2.1.1	the gross sum of £30,000 as compensation in respect of the termination of your employment (“the Compensation Payment”). The parties agree that the

Compensation Payment is a non-contractual payment made as compensation for the termination of your employment and shall therefore be made to you without deduction of income tax in accordance with Section 403(1) Income Tax (Earnings and Pensions) Act 2003; and

2.1.2	the gross sum of £116,826 as compensation in respect of the termination of your employment, such sum shall include a payment in lieu of the salary during the period from the Termination Date until the first date upon which the your employment could otherwise have been lawfully terminated (“the Severance Payment”). This sum shall be payable to you subject to such deductions for income tax and employees’ national insurance contributions as are required by law.

2.2	The Compensation Payment and the Severance Payment shall be paid to you (after issue to you of your Form P45) within 14 days of whichever shall be the later of:

2.2.1	the Termination Date; and

2.2.2	the date of receipt by the Company of a copy of this agreement duly countersigned by you (by way of acceptance of its terms) and the certificate appended to this agreement duly signed by the Adviser; and

2.2.3	your compliance in full with the requirements of clause 6 (return of property).

2.3	The Company shall be entitled to deduct from any and all of the payments due to you under this agreement any overpayments or payments due to it or any Group Company from you on termination of your employment or otherwise (including, without limitation, loans and training costs that are repayable). As at the date of this agreement the Company is not aware of any sums due to it from you.

3	Legal Fees

The Company shall make a contribution in the sum of £500 plus VAT towards the legal costs you have incurred in taking the advice which you have received in relation to the termination of your employment with the Company from the Adviser, such contribution to be made direct to the Adviser’s firm after completion of this agreement and within 28 days following receipt by the Company of an appropriate copy invoice (issued by that firm to you and marked payable by the Company) and written confirmation from that firm that these costs were solely incurred in relation to such advice.

4	Waiver of claims

4.1

You have or may have potential claims arising from your employment and its termination, which include claims for unfair dismissal, a statutory redundancy entitlement and age discrimination (“the Employment Claims”). This agreement settles the Employment Claims and reflects the intention of yourself, the Company and each Group Company that this agreement should also settle all and any other claims you may have against the Company or any Group Company subject to and in accordance with the terms of this agreement). Accordingly, you accept the terms of this agreement in full and final settlement of any claim which you have or may have against the Company and/or any Group Company and/or any Third Party howsoever and whensoever arising, whether in connection with your employment with the Company or any Group Company or its termination or otherwise and whether in respect of:

4.1.1	any claim under common law, for wrongful dismissal or for breach of any express or implied term of your contract of employment;

4.1.2	any claim for unfair dismissal under Part X of the Employment Rights Act 1996 (“the Act”);

4.1.3	any claim in relation to an unauthorised deduction from wages under section 23 of the Act;

4.1.4	any entitlement to a statutory redundancy payment under section 135 of the Act;

4.1.5	any claim in respect of a written statement of reasons for dismissal pursuant to section 92 of the Act;

4.1.6	any claim relating to the requirement to provide a statement of particulars (or changes) or an itemised pay statement that may be brought pursuant to section 11 of the Act;

4.1.7	any complaint in relation to a breach of the Public Interest Disclosure Act 1998 (including an unlawful detriment) in respect of which you may present a complaint to an Employment Tribunal under section 48(1A) of the Act;

4.1.8	any claim of detriment in employment that may be brought pursuant to section 48 of the Act;

4.1.9	any claim in relation to the right to be accompanied at disciplinary or grievance hearings and related rights pursuant to sections 10-12 of the Employment Relations Act 1999;

4.1.10	any claim relating to time off work for public duties, looking for work, antenatal care, for dependants, occupational pension scheme trustees, employee representatives or otherwise pursuant to Part VI of the Act;

4.1.11	any claim in respect of a detriment relating to pregnancy, childbirth or maternity, maternity, adoption, parental or paternity leave or time off for dependants or otherwise pursuant to section 47C of the Act or a claim in relation to a refusal to permit time off for dependants pursuant to 57B of the Act;

4.1.12	any complaint of unlawful discrimination, unlawful detriment, harassment, victimisation or otherwise under the Sex Discrimination Act 1975, the Race

Relations Act 1976, the Disability Discrimination Act 1995 (including a failure to comply with the duty to make reasonable adjustments), the Employment Equality (Sexual Orientation) Regulations 2003, the Employment Equality (Religion or Belief) Regulations 2003 or the Employment Equality (Age) Regulations 2006 (“the Age Regulations”) (including any breach of the “duty-to-consider” procedure set out in Schedule 6 of the Age Regulations);

4.1.13	any claim for equal pay under the Equal Pay Act 1970;

4.1.14	any claim (including less favourable treatment or unlawful detriment) under Regulation 7 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000;

4.1.15	any claim under section 80(1) (parental leave) or section 80H (flexible working) of the Act;

4.1.16	any claim in relation to fixed-term working (including less favourable treatment and the right not to be subjected to a detriment) under Part 2 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002; and

4.1.17	any claim pursuant to Regulation 30 the Working Time Regulations 1998 including any claim you have not been paid a sum due to you under any of Regulations 14(2) or 16(1);

4.1.18	any complaint in relation to which you may present a complaint to an Employment Tribunal under sections 11, 17, 24, 25, 26 or any other provision of the National Minimum Wage Act 1998;

4.1.19	any complaint relating to a protective award under the Trade Union and Labour Relations (Consolidation) Act 1992;

4.1.20	any claim brought pursuant to Part VII of the Transnational Information and Consultation of Employees Regulations 1999 or Part VIII of the Information and Consultation of Employees Regulations 2004 including claims in relation to time off, remuneration and detriment;

4.1.21	any claim in relation to the obligations to elect representatives or to inform and consult, or any entitlement to compensation or any other claim under or arising out of regulation 15 of or otherwise under the Transfer of Undertakings (Protection of Employment) Regulations 2006;

4.1.22	any claim of harassment pursuant to the Protection of Harassment Act 1997;

4.1.23	any claim for breach of the Data Protection Act 1998; and

4.1.24	any other claim whether arising under contract, in tort, pursuant to any directly effective provision of the Treaty of Amsterdam or the legislation of the European Union or otherwise.

4.2	Nothing in this agreement shall prevent you from instituting proceedings to enforce its terms or in respect of accrued pension rights or any personal injury claim (other than a personal injury claim that you could have brought as or ancillary to a claim of unlawful discrimination to which the waiver contained within this clause 4 applies).

5	Repayment of monies in event of breach

5.1	It is a fundamental term of this agreement that the payments set out in clause 2 and any other payments to be made to you or benefits to be provided to you under this agreement are conditional upon you refraining from instigating or pursuing any claim against the Company, any Group Company or any Third Party and adhering to the undertakings set out in clause 7.

5.2	If you instigate any claim or proceedings against the Company, any Group Company or any Third Party and a judgment or order is made against the Company, any Group Company or any Third Party, notwithstanding and without prejudice to any causes of action against you, such company and/or person will have a claim against you for damages of not less than the amount of the judgment or order, together with all costs (including legal costs) incurred in recovering the sum and/or in defending such proceedings.

5.3	You acknowledge that the Company has entered into this agreement in specific reliance upon this clause 5 and the warranties set out in clause 8 and on condition that you comply with your other obligations as set out in this agreement.

6	Return of property

Save as otherwise expressly stated in this agreement, you shall on or before the Termination Date return to the Company all books, documents, papers (including copies), material, credit cards, computer discs, security passes, keys or other Confidential Information or property of or relating to the business of the Company and any Group Company, and provide the Company with all necessary passwords or other information to allow it to access any computer equipment owned by the Company or any Group Company and used or accessed by you prior to the Termination Date.

7	Undertakings

7.1	In consideration of the payment to you of the sum of £100 gross (which sum shall be paid to you subject to deduction of income tax and employees’ national insurance contributions as required by law at the same time as the Compensation Payment), you agree that:

7.1.1	you will not (save as required by law or a court of competent jurisdiction or a competent regulatory authority) at any time after the Termination Date other than with the prior written consent of the Company use or divulge to any person, firm or company any Confidential Information (save that this clause shall not extend to any information in the public domain otherwise than due to your default;

7.1.2	save as approved in writing in advance by the Company or as required by law or a court of competent jurisdiction or a competent regulatory authority, you will not make any statement to any third party regarding:

(a)	the circumstances surrounding the termination of your employment (other than to professional advisers, immediate family or (to the extent necessary to discuss your employment history) prospective employers or employment agencies, provided always that you ensure that such persons are made aware of and agree to maintain strict confidentiality of such matters); or

(b)	the existence, terms and negotiation of this agreement or the fact that you are to receive, or the amount of, the Severance Payment or the Compensation Payment and any other payments to be made or benefits to be provided to you pursuant to the terms of this agreement;

7.1.3	after the Termination Date you will not represent yourself or allow yourself to be held out or represented as being in any way connected with or interested in the business of the Company or any Group Company;

7.1.4	you will at the request of the Company or any Group Company provide such assistance to it as may be reasonably requested by it or them in any threatened or actual litigation concerning it or them where you have in your possession or knowledge any facts or other matters which the Company or any Group Company reasonably considers to be relevant to such legal proceedings (including, but not limited to, preparing statements and affidavits, meeting with the legal and other professional advisers of the Company or any Group Company, attending any legal hearing and giving evidence) provided always that the Company or the relevant Group Company shall reimburse you for reasonable expenses properly incurred by you in giving such assistance, subject always to agreement in advance with the Company of those expenses; and

7.1.5	you shall remain bound by those contractual obligations which expressly survive the termination of your employment; and

7.1.6	you shall observe the provisions of the post termination restrictions attached to this letter as Appendix B by which you hereby agree to be bound unless shall have received the prior written consent of the Company that Appendix B shall not apply or shall be specifically modified (such consent not to be unreasonably withheld); and

7.1.7	you shall resign as a Director of the Company and of any Group Company of which you are Director and/or officer by delivering to the Company at the same time as you execute this agreement a letter of resignation in the form of the draft attached to this agreement as Appendix A.

7.2	You agree that you will not at any time make any disparaging or derogatory comments or statement concerning the Company, any Group Company or any Third Party. The Company agrees that it will not authorise any employee, officer or director of the Company to make any disparaging or derogatory comments or statement about you.

7.3	For the avoidance of doubt you acknowledge and agree that whilst the consideration payable in respect of your undertakings in clause 7.1 represents valuable consideration it does not amount to an estimate of or cap on the loss or damage which the Company or any Group Company would suffer were you to breach any of the obligations set out in this clause.

8	Warranties

You represent and warrant and undertake that:

8.1	you have received independent legal advice from the Adviser who is a relevant independent adviser (as defined in the Acts and Regulations listed in clause 10) and who has advised you that there is in force a contract of insurance or an indemnity provided for members of a professional body covering the risk of any claim by you in respect of any loss arising in consequence of that advice and who has advised you as to the terms and effect of this agreement and, in particular, its effect on your ability to claim through the Employment Tribunal and that in the light of this advice you have agreed to the terms and conditions in this agreement; and

8.2	you have disclosed to the Adviser all facts and matters which may give rise to a claim against the Company, any Group Company and any Third Party with the express intention that all such claims be compromised fully and effectively and that, having taken independent legal advice, you are not aware of any statutory claims that you may have against the Company, any Group Company or any Third Party other than those referred to in clause 4.1; and

8.3	the Adviser has advised you as to whether you have any claim of any kind arising out of or in connection with your employment by the Company or any Group Company or the termination of any such employment and, to the extent that you have or may have any such claims, these have been or are hereby asserted or intimated to the Company by you or the Adviser on your behalf prior to the date of this agreement and this agreement and the waiver and release in clause 4.1 above expressly relate to each and every one of those claims;

8.4	you have not at any time committed a repudiatory breach of your terms of employment which would entitle or have entitled the Company to terminate your employment without notice; and

8.5	you are not aware of any circumstances which could give rise to a personal injury claim against the Company or any Third Party;

8.6	you have not nor has anyone on your behalf presented to or posted and neither you nor anyone acting on your behalf will present or post to the offices of any Employment Tribunal a Claim Form or issued High Court or County Court proceedings in respect of any claim arising out of your employment or its termination; and

8.7	you have not as at the date of this agreement obtained employment or entered into a contract for services or a consultancy agreement with any person, firm or company and that you do not have any offer or expectation of an offer of employment or of a contract for services or consultancy from any person, firm or company;

8.8	as at the date of this agreement, you have not agreed to accept, accepted or received nor has it been indicated to you that you might receive an offer of alternative employment, engagement or consultancy; and

8.9	you have not made any statement or taken any step prior to signing this agreement which would constitute a breach of any of the warranties in this clause 8 or of the requirements of the undertakings set out in clause 7.1 if such statement or step had occurred after the date of this agreement.

You accept and acknowledge that the Company (on behalf of itself, and its Group Companies) is entering into this agreement in reliance upon the representations, warranties and undertakings provided by you in this clause 8 and upon clauses 4, 5 6 and 7 of this agreement.

9	Tax indemnity

9.1	The Company does not give any warranty as to the taxable status of the payments to be made and benefits to be provided to you pursuant to this agreement. You will be solely responsible for any income tax or employee national insurance contributions which arise in respect of the Severance Payment or the Compensation Payment or any other payments or benefits to be provided under this agreement and shall fully indemnify the Company and keep the Company and any Group Company fully indemnified against all and any income tax, employees’ national insurance contributions or other statutory levies (including, for the avoidance of doubt all and any costs, penalties or interest) arising in respect of such payments and/or benefits (save that this indemnity shall not apply to any deductions actually made by the Company in respect of income tax and employees’ national insurance contributions under this agreement).

9.2	The Company will provide you with a copy of any request from a relevant authority received by it or any Group Company for payment, assessment, demand or other notification of liability or potential liability to income tax or employees’ national insurance contributions, costs, penalties or interest in respect of the payments and benefits to be provided to you under this agreement and afford to you an opportunity at your own expense to challenge any such request.

10	Satisfaction of conditions regulating compromise agreements

The conditions regulating compromise agreements pursuant to the provisions of s203(3) of the Act, s77 of the Sex Discrimination Act 1975, s72 of the Race Relations Act 1976, Schedule 3A of the Disability Discrimination Act 1995, Regulation 35 of the Employment Equality (Sexual Orientation) Regulations 2003, Regulation 35 of the Employment Equality (Religion or Belief) Regulations 2003, Regulation 43 of the Age Regulations, Regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, Regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, Regulation 35 of the Working Time Regulations 1998, s49(3) of the National Minimum Wage Act 1998, s288 of the Trade Union and Labour Relations (Consolidation) Act 1992, Regulation 41 of the Transnational Information and Consultation of Employees Regulations 1999, Regulation 40 of the Information and Consultation of Employees Regulations 2004 and Regulation 18 of the Transfer of Undertakings (Protection of Employment) Regulations 2006 are (and are intended by the parties to be) satisfied in relation to this agreement in respect of all and any claims you have or may have under those Acts and Regulations.

11	General

11.1	The terms of this agreement are agreed with no admission of liability by the Company or any Third Party.

11.2	The Contracts (Rights of Third Parties) Act 1999 shall apply to this agreement to the extent (but no more than) as set out in this clause. Any Third Party shall be entitled to enforce the benefits conferred on it by this agreement. The consent of a Third Party shall not be required for the variation or termination of this agreement even if that variation or termination affects the benefits conferred on any Third Party.

11.3	This agreement (which shall remain without prejudice and subject to contract until signed by both you and the Company) contains the entire understanding of the parties with respect to its subject matter and supersedes all and any prior understandings, undertakings and promises between them, whether oral or in writing, which have been given or may be implied from anything written or said in negotiations between the parties or their representatives prior to this agreement.

11.4	This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The agreement is not effective until each party has executed at least one counterpart, and it has been received by the other party (transmission by fax being acceptable for this purpose) and the agreement has been dated by agreement.

11.5	This agreement shall be governed by and construed in accordance with the laws of England and Wales and the parties to this agreement submit to the exclusive jurisdiction of the Courts of England and Wales over any claim or matter arising under or in connection with it.

12	Definitions

In this agreement references to clauses are to clauses of this agreement and, unless the context otherwise requires, the following words and expressions shall have the following meanings:

12.1	“the Adviser” means the relevant independent adviser identified in the certificate attached to this agreement;

12.2	“Confidential Information” means all information in whatever form (including, without limitation, in written, oral, visual or electronic form or on tape or disk) relating to any Group Company or its assets (including, without limitation, details of the activities, businesses, business strategy, marketing plans, sales forecasts, investments, prospective investments (and the respective terms of such investments), research activities, inventions, ideas, computer programs, secret processes, designs, technology used, financial information, results and forecasts of any Group Company past, present or projected, goods and services, and details of a confidential nature of its employees and contractors and of the requirements, terms of trade and identity of its suppliers and customers) and any other information designated as confidential by a Group Company;

12.3	“the Group” means the Company, any holding company of the Company or any subsidiary or subsidiary undertakings of the Company or such holding company whether in the United Kingdom or elsewhere within the meanings ascribed to those terms by sections 736 and 736A of the Companies Act 1985 (as amended) and “Group Company” means any company in the Group;

12.4	“Third Party” means any Group Company or any employee, director, shareholder, consultant, agent or officer of the Company and/or any Group Company.

Please confirm your acceptance of this offer by signing and returning the enclosed copy of this letter and returning the certificate appended to it which should be signed by the Adviser.

/s/ Michael Hoffman	20th August 2007

For and on behalf of Constar International Inc.

I accept the terms and conditions set out above.

/s/ Frank Gregory	7th August 2007
Frank Gregory	Dated

ADVISER’S CERTIFICATE

To be completed by the Adviser:

A.	I am a relevant independent adviser as defined in the Acts and Regulations referred to in clause 11 of the compromise agreement to which this certificate is attached (“the Acts and Regulations”).

B.	I have advised Frank Gregory (“the Employee”) as to the terms and effect of this agreement and in particular its effect on the Employee’s ability to pursue a claim in an Employment Tribunal following its signing under the Acts and Regulations.

C.	There was in force at the time of the advice referred to above being given a policy of insurance or an indemnity provided for members of a professional body covering the risk of any claim by the Employee in respect of any loss arising in consequence of my advice to the Employee.

D.	I am not acting (and have not acted) in relation to this matter for the Company or any Group Company (as defined in the compromise agreement) to which this certificate is attached.

Signed
Vincent Ryan
Allington Hughes

Dated

APPENDIX A

RESIGNATION LETTER

To:	The Directors

Constar International Inc.

and its subsidiaries

                     2007

Dear Sirs

Resignation of directorships

I resign with effect from 19 July 2007 as a Director and Officer of any company in the Group (as defined in the compromise agreement of even date) of which I am a Director or Officer other than in respect of the Group’s Turkish joint venture company, from which I hereby resign with effect from the date of termination of my employment or such earlier date as the Group may require, and confirm that I have no claim of any nature against any such company in respect of my directorships/offices or their respective terminations.

Frank Gregory

APPENDIX B

1.	In this appendix, unless the context otherwise requires the following expressions shall have the following meanings:

1.1.	“Business” the business of the Company or any part thereof and any other business or part thereof carried on by any company in the Group as at the Termination Date and/or during the Protected Period and to which you rendered services or about which you acquired Confidential Information or by which you have been engaged at any time during the Protected Period;

1.2.	“Confidential Information” all information in whatever form (including, without limitation, in written, oral, visual or electronic form or on tape or disk) relating to any Group Company or its assets (including, without limitation, details of the activities, businesses, business strategy, marketing plans, sales forecasts, investments, prospective investments (and the respective terms of such investments), research activities, inventions, ideas, computer programs, secret processes, designs, technology used, financial information, results and forecasts of any Group Company past, present or projected, goods and services, and details of a confidential nature of its employees and contractors and of the requirements, terms of trade and identity of its suppliers and customers) and any other information designated as confidential by a Group Company;

1.3.	“Customer” any person, firm or company which at any time during the Protected Period was a customer of the Company or any other company in the Group with whom or which you dealt or for whom or which you were responsible on behalf of the Company or any other company in the Group at any time during the Protected Period;

1.4.	“Goods and Services” any goods and services competitive with those supplied by the Company or any other Group Company at any time during the Protected Period and in the supply of which you were involved or concerned or for which you were responsible at any time during the Protected Period;

1.5.	“the Group” the Company, any holding company of the Company or any subsidiary or subsidiary undertakings of the Company or such holding company whether in the United Kingdom or elsewhere within the meanings ascribed to those terms by sections 736 and 736A of the Companies Act 1985 (as amended) and “Group Company” means any company in the Group;

1.6.	“Prospective Customer” any person, firm or company who or which was at any time during the Protected Period engaged in negotiations, with which you were personally involved, with the Company or any other company in the Group with a view to purchasing or obtaining goods and services from the Company or any other company in the Group;

1.7.	“Protected Period” the period of 12 months immediately preceding the Termination Date;

1.8.	“Restricted Territory” any geographic area in which the relevant company in the Group conducts the Business or part thereof;

1.9.	“Restriction Period” the period of 12 months following the Termination Date;

1.10.	“Senior Executive” a person with whom you had dealings in the course of your duties during the Protected Period and who at any time during the Protected Period:

1.10.1.	was engaged or employed (other than in a clerical, secretarial or administrative capacity) as an employee, director, or consultant of the Company or any company in the Group; and

1.10.2.	is or was engaged in a capacity in which he obtained Confidential Information.

2.	The parties to this agreement agree and acknowledge that it is reasonable and necessary for the protection of the Confidential Information, goodwill, stable workforce, trade secrets and trade connections of the Business that you should be restrained in the terms of the covenants set out in this Appendix from making available or using for your benefit or the benefit of a competitor or potential competitor Confidential Information or trade connections which you have obtained and are likely to obtain in the course of your employment.

3.	You accordingly covenant with the Company that in view of the circumstances referred to in paragraph 2 of this schedule, you will not (other than for and on behalf of the Company or any company in the Group) without the prior written consent of the Board (such consent to be withheld only so far as may be reasonably necessary to protect the legitimate interests of the Group) directly or indirectly:

3.1.	at any time during the Restriction Period:

3.1.1.	be engaged or concerned or interested or participate in a business the same as or in competition with the Business or relevant part thereof in any Restricted Territory provided always that this paragraph shall not restrain you from being engaged or concerned in any business concern in so far as your duties or work shall relate solely to:-

(a)	geographical areas where the business concern is not in competition with the Business; or

(b)	services or activities with which you were not concerned to a material extent during the Protected Period;

3.1.2.	in respect of any Goods and Services solicit, facilitate the solicitation of or canvass the custom or business of any Customer;

3.1.3.	in respect of any Goods and Services, solicit, facilitate the solicitation of or canvass the custom or business of any Prospective Customer;

3.1.4.	in respect of any Goods and Services, deal with or provide or supply any Customer;

3.1.5.	in respect of any Goods and Services, deal with or provide or supply any Prospective Customer;

3.1.6.	offer employment to or employ or offer to conclude any contract for services with or engage any Senior Executive;

3.1.7.	solicit or entice any Senior Executive to leave his employment with or cease his directorship of or consultancy with the Company or any company in the Group;

3.2.	at any time:-

3.2.1.	solicit or entice or endeavour to solicit or entice any person to breach his contract of employment or contract for services with the Company or any company in the Group or procure or facilitate such by any person firm or company;

3.2.2.	do or say anything likely or calculated to lead any person firm or company to withdraw from or cease to continue offering to the Company or any company in the Group any rights of purchase, sale, import, distribution or agency then enjoyed by it;

3.2.3.

disclose to any person (except as required by law) or any regulatory authority or use to the detriment of the Company or any company in the Group any Confidential Information which you have acquired before the Termination Date provided always that this obligation shall not extend to any matter which is or shall be in the public domain otherwise than through your default, or any matter in relation to which Confidential Information is ordered to be disclosed by a court of competent jurisdiction or otherwise required to be disclosed by law or is disclosed subject to the Public Interest Disclosure Act 1998 provided you shall, unless otherwise permitted or obliged by law have given prior notice to the Company of the grounds for disclosure and of the information to be disclosed and allowed the Company an opportunity to comment on the ground before making the disclosure; or

3.2.4.	falsely represent yourself as being connected with or interested in the Company or any company in the Group or in the Business.

4.	You agree that if, during the continuance in force of the restrictions set out in this schedule, you receive an offer of employment or engagement in any capacity from any person, you will immediately provide that person with a complete and accurate copy of this schedule.

5.	You hereby acknowledge and agree with the Company that:-

5.1.	each of the sub-clauses contained in paragraph 3 of this schedule constitutes an entirely separate severable and independent covenant and restriction on you;

5.2.	the duration, extent and application of each of the restrictions contained in paragraph 3 of this schedule are no greater than is necessary for the protection of the goodwill and trade connections of the Business; and

5.3.	in the event that any restriction on him contained in paragraph 3 of this schedule shall be found void but would be valid if some part thereof were deleted such restriction shall apply with any such deletion as may be necessary to make it valid and effective; and

5.4.	the Company shall be entitled to seek to enforce such restrictions not only on behalf of itself but also on behalf of any other company in the Group.